CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54912) of Florida Progress Corporation of our report dated March 4, 1994 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation which appears in the Form 11-K of Florida Progress Corporation dated March 30, 1994.


PRICE WATERHOUSE

/s/ PRICE WATERHOUSE
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Tampa, Florida
March 30, 1994